Exhibit 99.1

         DeVry Inc. Reports Fiscal 2005 First Quarter Results

    OAKBROOK TERRACE, Ill.--(BUSINESS WIRE)--Oct. 20, 2004--DeVry Inc. (NYSE:DV), an international higher education company, today reported financial results for the first quarter of fiscal year 2005 ended
September 30, 2004.

    Financial and Operating Results

    Revenues for the first quarter were $188.4 million, compared with $189.2 million for the same quarter one year ago. Net income for the quarter totaled $4.3 million, or $0.06 per fully diluted share, compared with $10.5 million, or $0.15 per fully diluted share, for the same period last year. First quarter results include $0.02 in earnings per share from a change in accounting reflecting the realignment of Becker Professional Review's previous reporting year-end to that of the DeVry Inc. year-end.
    The decrease in revenue in the first quarter is attributable to the previously reported decrease in the total number of undergraduate students enrolled in technology programs at DeVry University in the 2004 summer term. In addition to the effects of continued weak technology enrollments, DeVry's earnings were negatively affected by a greater proportion of part-time students enrolled in its undergraduate courses. Also affecting results in the first quarter was expense incurred in advance of revenue to support the growth of online programs and DeVry University Centers (DVUCs). These expenses include new marketing programs; increased student services staff and additional information systems infrastructure.
    "While we are extremely dissatisfied with results this quarter, we do not expect this depressed level of earnings performance to continue throughout fiscal 2005," said Ronald L. Taylor, chief executive officer of DeVry Inc. "We remain committed to the previously announced initiatives which we believe will lead to increased full-time undergraduate enrollments and continued strong momentum with adult learners."
    During the first quarter, the company opened new DVUCs in Florida, Georgia, Minnesota, Pennsylvania and Texas. In addition, the company began offering new online concentrations in security management and hospitality management and plans to offer its associate degree program in health information technology online early next year. Also, during the quarter, DeVry University expanded its biomedical technology programs to additional sites; bringing the total number of locations where one or more of these programs is offered to 18.
    DeVry Inc. will hold a conference call to discuss its fiscal 2005 first quarter results on October 20, 2004 at 3:30 p.m. Central time (4:30 p.m. Eastern time). The conference call will be led by Ronald Taylor, chief executive officer, Daniel Hamburger, president and chief operating officer and Norman Levine, senior vice president and chief financial officer.
    For those wishing to participate by telephone, dial 800-257-1836 (domestic) or 303-262-2190 (international). DeVry Inc. will also broadcast the conference call live via the Internet. Interested parties may access the webcast through the Investor Relations section of the company's web site at www.investor.devry.com. Please access the web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.
    The company will archive a telephone replay of the call until October 29, 2004. To access the replay, dial 800-405-2236 (domestic) or 303-590-3000 (international), passcode 11011172 or to access the webcast replay, visit www.investor.devry.com.


   First Quarter Ended September 30:
                                            Fiscal Year    Fiscal Year
                                                2005           2004

   Revenues                               $188,396,000   $189,236,000

   Income before Cumulative Effect
    of Change in Accounting                  2,490,000     10,492,000

   Net Income                                4,300,000     10,492,000

   Earnings Per Common Share
        Basic:
          Income Before Cumulative
           Effect of Change in Accounting        $0.04          $0.15
          Net Income                             $0.06          $0.15
        Diluted:
          Income Before Cumulative
           Effect of Change in Accounting        $0.04          $0.15
          Net Income                             $0.06          $0.15

   Number of Common Shares
   Basic                                    70,349,000     70,030,000
   Diluted                                  70,677,000     70,637,000

   September 30:
   Actual Shares Outstanding                70,365,000     70,040,000


    DeVry Inc. (NYSE:DV) is the holding company for DeVry University, Ross University and Becker Professional Review. DeVry University, which includes Keller Graduate School of Management, offers associate, bachelor's and master's degree programs in technology, business and management. Ross University, through its schools of Medicine and Veterinary Medicine, offers both doctor of medicine and doctor of veterinary medicine degrees. Becker Professional Review, which includes Stalla CFA Review, provides preparatory coursework for the certified public accountant, certified management accountant and chartered financial analyst exams. DeVry Inc. is based in Oakbrook Terrace, Ill. For more information about the company, visit http://www.devry.com.


                              DEVRY INC.
                     CONSOLIDATED BALANCE SHEETS
                    -----------------------------
                        (Dollars in Thousands)



                                       September   June    September
                                          30,       30,       30,
                                         2004      2004      2003
                                      ---------- --------- ----------
                                      (Unaudited)          (Unaudited)
ASSETS
------

  Current Assets
  --------------

      Cash and Cash Equivalents        $115,071  $146,227   $117,885
      Restricted Cash                    27,702    13,457     21,348
      Accounts Receivable, Net           64,298    28,150     50,888
      Inventories                         1,376     3,281      3,072
      Deferred Income Taxes               6,454     7,619     11,358
      Prepaid Expenses and Other         11,029    10,141      9,990
                                      ---------- --------- ----------

           Total Current Assets         225,930   208,875    214,541
                                      ---------- --------- ----------

  Land, Buildings and Equipment, Net    282,914   286,887    283,847
  ----------------------------------  ---------- --------- ----------

  Other Assets
  ------------

      Intangible Assets, Net             82,709    86,346     96,475
      Goodwill                          284,397   284,397    283,298
      Perkins Program Fund, Net          12,472    12,247     11,291
      Other Assets                        5,457     5,380      5,665
                                      ---------- --------- ----------

           Total Other Assets           385,035   388,370    396,729
                                      ---------- --------- ----------

TOTAL ASSETS                           $893,879  $884,132   $895,117
                                      ========== ========= ==========



                             DEVRY INC.
                     CONSOLIDATED BALANCE SHEETS
                    -----------------------------
                       (Dollars in Thousands)



                                       September   June    September
                                          30,       30,       30,
                                         2004      2004      2003
                                      ---------- --------- ----------
                                      (Unaudited)          (Unaudited)
LIABILITIES
-----------

  Current Liabilities
  -------------------

      Current Maturities of Revolving
       Loan                            $      -  $ 35,000   $      -
      Accounts Payable                   17,601    27,349     14,635
      Accrued Salaries, Wages &
       Benefits                          33,316    31,041     38,012
      Accrued Expenses                   28,062    24,610     28,836
      Advance Tuition Payments           16,981    16,819      8,870
      Deferred Tuition Revenue           82,311    21,830     87,479
                                      ---------- --------- ----------

           Total Current Liabilities    178,271   156,649    177,832
                                      ---------- --------- ----------

  Other Liabilities
  -----------------

      Revolving Loan                     75,000    90,000    138,000
      Senior Debt                       125,000   125,000    125,000
      Deferred Income Taxes              17,660    17,660     13,049
      Deferred Rent and Other            15,481    16,566     14,689
                                      ---------- --------- ----------

           Total Other Liabilities      233,141   249,226    290,738
                                      ---------- --------- ----------

TOTAL LIABILITIES                       411,412   405,875    468,570
                                      ---------- --------- ----------

SHAREHOLDERS' EQUITY
--------------------

  Common Stock, $0.01 par value,
   200,000,000 Shares Authorized,
   70,365,498, 70,331,323 and
   70,040,257, Shares Issued and
   Outstanding at September 30, 2004,
   June 30, 2004 and September 30,
   2003, respectively.                      704       704        701
  Additional Paid-in Capital             71,927    71,797     67,678
  Retained Earnings                     409,336   405,036    357,467
  Accumulated Other Comprehensive
   Income                                   500       720        701
                                      ---------- --------- ----------

TOTAL SHAREHOLDERS' EQUITY              482,467   478,257    426,547
                                      ---------- --------- ----------

TOTAL LIABILITIES AND SHAREHOLDERS'
 EQUITY                                $893,879  $884,132   $895,117
                                      ========== ========= ==========


                              DEVRY INC.
                 CONSOLIDATED  STATEMENTS  OF  INCOME
         (Dollars in Thousands Except for Per Share Amounts)
                             (Unaudited)


                                                     For The Quarter
                                                   Ended September 30,
                                                   -------------------

                                                      2004      2003
                                                   --------- ---------

REVENUES:

    Tuition                                        $177,984  $177,594
    Other Educational                                10,352    11,585
    Interest                                             60        57
                                                   --------- ---------

          Total Revenues                            188,396   189,236
                                                   --------- ---------

COSTS AND EXPENSES:

    Cost of Educational Services                    109,485   104,450
    Student Services and Administrative Expense      73,608    67,949
    Interest Expense                                  1,991     2,156
                                                   --------- ---------

          Total Costs and Expenses                  185,084   174,555
                                                   --------- ---------

Income Before Income Taxes                            3,312    14,681

Income Tax Provision                                    822     4,189
                                                   --------- ---------

Income Before Cumulative Effect of Change in
 Accounting                                           2,490    10,492

Cumulative Effect of Change in Accounting             1,810         -
                                                   --------- ---------

NET INCOME                                         $  4,300  $ 10,492
                                                   ========= =========

EARNINGS PER COMMON SHARE
   Basic
     Income Before Cumulative Effect of Change in
      Accounting                                   $   0.04  $   0.15
     Cumulative Effect of Change in Accounting         0.02         -
                                                   --------- ---------
     Net Income                                    $   0.06  $   0.15
                                                   ========= =========
   Diluted
     Income Before Cumulative Effect of Change in
      Accounting                                   $   0.04  $   0.15
     Cumulative Effect of Change in Accounting         0.02         -
                                                   --------- ---------
     Net Income                                    $   0.06  $   0.15
                                                   ========= =========

                              DEVRY INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (Dollars in Thousands)
                             (Unaudited)

                                                     For The Quarter
                                                   Ended September 30,
                                                   -------------------
                                                      2004      2003
                                                   --------- ---------

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Income                                        $  4,300  $ 10,492
 Adjustments to Reconcile Net Income to Net
   Cash Provided by Operating Activities:

    Depreciation                                      9,630     9,119
    Amortization                                      3,907     3,649
    Provision for Refunds and Uncollectible
     Accounts                                         9,225     9,579
    Deferred Income Taxes                             1,165         -
    Loss on Disposals of Land, Buildings and
     Equipment                                           55        67
    Changes in Assets and Liabilities, Net of
     Effects from Acquisitions of Businesses:
         Restricted Cash                            (14,245)   (7,296)
         Accounts Receivable                        (45,348)  (36,192)
         Inventories                                  1,905     1,243
         Prepaid Expenses And Other                  (2,300)   (2,690)
         Perkins Program Fund Contributions and
          Other                                        (250)        -
         Accounts Payable                            (9,748)   (4,231)
         Accrued Salaries, Wages, Expenses and
          Benefits                                    5,727     4,290
         Advance Tuition Payments                       162    (1,698)
         Deferred Tuition Revenue                    60,481    71,188
                                                   --------- ---------

 NET CASH PROVIDED BY OPERATING ACTIVITIES           24,666    57,520
                                                   --------- ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Capital Expenditures                                (5,712)   (7,679)
 Adjustment to Payment for Purchase of Business           -     1,185
                                                   --------- ---------

 NET CASH USED IN INVESTING ACTIVITIES               (5,712)   (6,494)
                                                   --------- ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds From Exercise of Stock Options                130       390
 Repayments Under Revolving Credit Facility         (50,000)  (27,000)
                                                   --------- ---------

 NET CASH USED IN FINANCING ACTIVITIES              (49,870)  (26,610)
                                                   --------- ---------

Effects of Exchange Rate Differences                   (240)       (2)
                                                   --------- ---------

NET (DECREASE) INCREASE  IN CASH AND CASH
 EQUIVALENTS                                        (31,156)   24,414

Cash and Cash Equivalents at Beginning of Period    146,227    93,471
                                                   --------- ---------

Cash and Cash Equivalents at End of Period         $115,071  $117,885
                                                   ========= =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
 Interest Paid During the Period                   $  1,567  $  1,600
 Income Tax Payments During the Period, Net             314     8,427


    CONTACT: DeVry Inc.
             Joan Bates, 630-574-1949 (Investor Relations) or
             Jonelle Niffenegger, 630-706-3212 (Media Relations)